EXHIBIT 10.48.1

                             AMENDMENT TO AGREEMENT

Amendment  (the  "Amendment")  dated  March    5,  2000  to  Agreement  (the
"Agreement") dated December 1, 1998, by and among National Manufacturing Technologies, Inc (formerly Photomatrix, Inc.), a California corporation, I-PAC Manufacturing, Inc., a California corporation (the "Buyer"), and Greene International West, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     Whereas, section 3.4 of the Agreement, ROYALTY, requires the Buyer to pay the Company a Percentage Consideration equal to one and three quarters percent (1.75%) of gross product sales made by the Buyer to the existing and former customers of the Company for a three year period from and after the effective date (December 1, 1998). Such Percentage Consideration shall be payable in unregistered shares of the Common Stock of Photomatrix at their then current market price or in cash, at the election of the Buyer.

     Whereas,  the  Buyer and the Company agree to Amend the second paragraph of
Section  3.4  to  read:

     Within thirty (30) days after the close of each six (6) calendar months during the Payout Period, the Buyer shall furnish to the Company a written statement showing the total amount of gross product sales during the preceding six (6) months, and shall accompany each such statement with a payment to the Company equal to the above stated percentage of gross product sales for such six-month period. The Percentage Consideration shall be payable in cash.

In Witness Whereof, the parties have executed this Amendment as of the date and year above written.

COMPANY                                          BUYER


GREENE  INTERNATIONAL  WEST,  INC                I-PAC  MANUFACTURING,  INC
a  Delaware  corporation                         a  California  corporation

By:    /s/  Victor  Andonie                    By:  /s/  Patrick  W.  Moore
---------------------------------            ------------------------------
 Victor  Andonie,  Chairman  of  the  Board       Patrick  W.  Moore, CEO


                                NATIONAL  MANUFACTURING  TECHNOLOGIES,  INC
                                                 a  California  corporation

                                               By:  /s/  Patrick  W.  Moore
                                                  -------------------------
                                                   Patrick  W.  Moore,  CEO